Exhibit 5.4

[Letterhead of RATH, YOUNG AND PIGNATELLI, P.C.]

September 18, 2017

HealthSouth Corporation
3660 Grandview Parkway
Suite 200
Birmingham, AL 35243

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as special New Hampshire counsel to HealthSouth Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), and New England Rehabilitation Management Co., LLC, a limited liability company organized under the laws of the State of New Hampshire (the “Guarantor”), in connection with the filing by the Company and certain of the Company’s current and future direct and indirect subsidiaries, including the Guarantor, with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) which relates to the shelf registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer of certain securities of the Company on a prospective basis (a “Prospective Offering”), including debt securities that are to be guaranteed by certain of the Company’s current and future direct and indirect subsidiaries, including the Guarantor, pursuant to one or more agreements evidencing such guarantee (the “Guarantee Documents”).

We do not represent the Company or the Guarantor generally, and we have been engaged by the Company solely for the purpose of providing the opinions herein. This opinion is being furnished to the Company at its request solely for the Company to comply with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)
The Guarantor’s Certificate of Formation filed with the New Hampshire Secretary of State on June 30, 2009, as amended by a Certificate of Amendment filed on September 21, 2010 (the “Certificate of Formation”);

(ii)	The Guarantor’s Limited Liability Company Agreement dated June 30, 2009, as in effect on the date hereof (the “LLC Agreement”);

(iii)
The Action by Written Consent of the Board of Managers of the Guarantor dated January 1, 2017 relating to the Guarantor’s unlimited guarantee of the Company’s debt securities and other matters (the “BOM Consent”);

(iv)
The Action by Written Consent of the sole member of the Guarantor dated January 1, 2017 relating to the Guarantor’s unlimited guarantee of the Company’s debt securities and other matters (the “SM Consent”);

(v)
The Secretary’s Certificate of the Company and the Secretary’s Certificate of the Guarantor, each dated as of the date hereof (the “Secretary’s Certificates” and together with the Certificate of Formation, LLC Agreement, BOM Consent and SM Consent, the “Organizational and Authorizing Documents”);

(vi)	A Certificate of Good Standing for the Guarantor issued by the New Hampshire Secretary of State and dated August 25, 2017 (the “Good Standing Certificate”); and

(vii)	the Registration Statement and the prospectus contained in the Registration Statement, in the form provided to us.

We have also examined such other documents and instruments as we have deemed necessary as a basis for the opinions contained herein. For purposes of our opinions hereinafter set forth we have assumed that each party (other than the Guarantor) with respect to any Prospective Offer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power, authority and legal right to enter into and perform its obligations under each document executed or to be executed in connection with such Prospective Offering (collectively, the “Offering Documents”), that each Offering Document is or will be duly authorized, executed and delivered by each of the parties thereto (other than the Guarantor), that all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under any law applicable to the Prospective Offering with respect to the making and performance of any Offering Documents have or will be obtained or made and are or when required will be valid and sufficient for their intended purposes, and in full force and effect, and that each Offering Document is or will be a legal, valid and binding agreement of, and enforceable against, each party thereto. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.
We have assumed, without inquiry, that all preconditions to the filing of the Registration Statement (other than the delivery of this opinion and the items to which this opinion speaks) have been performed or have been waived.
We have based this letter on a review of the documents and instruments that have been provided to us, and we have assumed that there are no other documents which are material to the giving of these opinions with respect to the transactions that are the subject thereof (and we know of no such other documents).
We have assumed that there have been no written or oral amendments or other modifications of the documents and instruments that we have reviewed (and we know of no amendments or modifications), and no course of conduct or other dealings, that would alter the terms of these documents from those reviewed by us. As to any facts material to our opinion expressed herein, we have relied upon statements of governmental officials and upon representations made in or pursuant to the documents and instruments provided and certificates of government officials, specifically including the Good Standing Certificate, and of representatives of the parties named therein, specifically including the Secretary’s Certificates.
* * *
Based upon and subject to the foregoing and having due regard for the legal considerations we deem relevant, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that, as of the date hereof:
1.    Based solely on the Good Standing Certificate, the Guarantor is a limited liability company organized, validly existing and in good standing under the laws of the State of New Hampshire.
2.    Based solely on the Organizational and Authorizing Documents, the Guarantor has the requisite company power to execute, deliver and perform its obligations under any Guarantee Documents that the Guarantor may execute in connection with any Prospective Offering.
3.    Based solely on the Organizational and Authorizing Documents, the execution and delivery of any Guarantee Documents by the Guarantor and the performance of its obligations thereunder, as may be executed by the Guarantor in connection with any Prospective Offering, have been duly authorized by all necessary company action on the part of the Guarantor.
* * *
We are licensed to practice law in the State of New Hampshire, among other jurisdictions. We do not express any opinion as to any law other than the law of the State of New Hampshire.
No opinion is expressed as to any matter except as expressly set forth in this letter.
The opinions expressed in this letter speak only as of the date hereof, and we have no duty or obligation to update this letter or to consider its applicability to any successor or permitted assign of any addressee hereof.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and all amendments thereto. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Except as provided herein, this letter may not be relied upon for any other purpose, or furnished to, assigned to, used, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
[signature on following page]

Very truly yours,
/s/ Rath, Young and Pignatelli, P.C.
RATH, YOUNG AND PIGNATELLI, P.C.